UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2007
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50425	77-0436313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6900 Dumbarton Circle
Fremont, California 94555
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
INDEX TO EXHIBITS
EXHIBIT 1.1
EXHIBIT 5.1

Item 1.01. Entry into a Material Definitive Agreement.
     On October 5, 2007, Genitope Corporation (“Genitope”) entered into a common stock purchase agreement (the “Purchase Agreement”) with William R. Hambrecht, Trustee of The Hambrecht 1980 Revocable Trust (“Hambrecht”) relating to the registered direct offering, issuance and sale of 500,000 shares of Genitope’s common stock (the “Shares”). Hambrecht has agreed to purchase the Shares from Genitope at a price of $4.05 per share. The offering is being made pursuant to Genitope’s effective shelf registration statement on Form S-3 (Registration No. 333-128357) previously filed with the Securities and Exchange Commission. The Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit.
Item 8.01. Other Events.
     Attached as Exhibit 5.1 to this Current Report on Form 8-K is the opinion of Cooley Godward Kronish LLP relating to the validity of the Shares to be issued in the offering.
     Genitope filed with the Securities and Exchange Commission a prospectus supplement, dated October 5, 2007, containing certain information with respect to the sale of the Shares under Genitope’s effective registration statement on Form S-3, Registration No. 333-128357, and the documents incorporated by reference therein (including the base prospectus dated October 5, 2005 and the documents incorporated by reference therein).
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
1.1	Purchase Agreement, dated as of October 5, 2007, by and among Genitope Corporation and William R. Hambrecht, Trustee of The Hambrecht 1980 Revocable Trust.
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1).

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation
Dated: October 8, 2007	By:	/s/ Laura Woodhead
Laura Woodhead
Vice President, Legal Affairs

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Purchase Agreement, dated as of October 5, 2007, by and among Genitope Corporation and William R. Hambrecht, Trustee of The Hambrecht 1980 Revocable Trust.
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1).